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                                                                      Exhibit 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-63865 on form S-8 of First Community Bancshares, Inc. of our report dated January 29, 1999, incorporated by reference in this Annual report on Form 10-K of First Community Bancshares, Inc. for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
March 30, 1999